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                                   EXHIBIT 5.1






                  OPINION OF SCHNEIDER WEINBERGER & BEILLY, LLP


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                        SCHNEIDER WEINBERGER & BEILLY LLP

                                Attorneys-at-Law

                    2200 Corporate Boulevard, N.W., Suite 210
                         Boca Raton, Florida 33431-7307



                                                        Telephone
James M. Schneider, P.A.                             (561) 362-9595
Steven I. Weinberger, P.A.                             Facsimile
Roxanne K. Beilly, P.A.                              (561) 362-9612



                                January 14, 2005



Capital Growth Systems, Inc.
50 East Commerce Drive, Suite A
Schaumburg, Illinois 60173



      Re: Registration Statement on Form SB-2 (the "Registration Statement") Capital Growth Systems, Inc.



Dear Sir or Madam:



      We have acted as special Florida counsel for Capital Growth Systems, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of (i) 6,803,504 shares of common stock presently issued and outstanding, and (ii) 1,301,389 shares of common stock issuable upon exercise of outstanding common stock purchase warrants (all of such shares of common stock issued or to be issued as referred to above are collectively referred to as the "Registerable Shares"), all as described in, and pursuant to, the Registration Statement on Form SB-2, file number No. 333-115250, filed with the Securities and Exchange Commission.



      In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Shares; (c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Registerable Shares are to be issued; and (e) a certificate of the Co-Chief Executive Officer of the Company dated January 14, 2005 certifying as to the correctness of certain factual and other matters relevant to this opinion. We have also considered such questions of law, as we have deemed necessary or advisable for purposes of this opinion, including matters arising under the Constitution and statutes of the State of Florida and reported judicial interpretations thereof.



      In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of


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the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations and certificates of officers or directors of the Company.



      Based upon and subject to the foregoing, we are of the opinion that the Registerable Shares presently issued are validly issued, fully paid and non-assessable, and the balance of Registerable Shares when issued in accordance with their terms and, upon receipt by the Company of the agreed upon consideration therefor, will be validly issued, fully paid and non-assessable.



      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                       Sincerely,



                                       SCHNEIDER WEINBERGER & BEILLY LLP



                                       /s/ Schneider Weinberger & Beilly LLP